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                                                                   Exhibit 10.14

                   VOLUNTARY SEPARATION AND RELEASE AGREEMENT

     Carl W. Warschausky ("myself" or "I") and Merisant US, Inc. ("Merisant" or the "Company") hereby enter into this Voluntary Separation and Release Agreement, the terms of which are as follows:

     1. RESIGNATION. I voluntarily resigned from employment with the Company effective September 30, 2003.

     2. SEPARATION PAY AND BENEFITS. Assuming I sign and do not revoke this Voluntary Separation and Release Agreement ("Agreement"), the Company will pay or provide to me:

     - Severance payments totaling $475,000.00, less all applicable federal and state withholdings. Such severance payments shall be made in twenty-seven (27) equal semi-monthly installments on the 15th and last day of each month following the effective date of your resignation.

     - Three months of extended benefit coverage at employee rates for medical, dental, vision, flexible spending, term life insurance coverage and employee assistance services. I understand that health, dental, vision and flexible spending account coverage during the severance period will be credited against the COBRA coverage to which I am entitled upon the termination of my employment; COBRA coverage and benefit coverage will run concurrently during this period. After the severance period has ended, I may elect COBRA coverage for the remainder of the legally required COBRA period if I am then still entitled to COBRA coverage.

     - At my option, either (i) twelve months of outplacement assistance with a firm designated by Company or (ii) a one-time payment of $14,000.

     -    A one-time education and financial planning payment of $1,000.

     - I will be paid for any vacation days that I have earned but not yet used in 2003. If I have used more vacation days than I have earned in 2003, the cash value of the extra vacation days will be deducted from one of my severance checks. All vacation accrual will end as of September 30, 2003.

     - I will be vested in 49,581 SARs under the Tabletop Holdings, Inc. Stock Appreciation Rights Plan, dated March 17, 2000. All such SARs shall remain subject to the terms and conditions set forth in such Plan applicable to vested SARs.

     - I will be vested with respect to my potential award under the Merisant Company Supplemental Long Term Incentive Plan, dated March 17, 2000, as if I had been involuntarily terminated by the Company without cause as of September 30,

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          2003. I acknowledge and agree that Merisant Company has the right to terminate the SLTIP and in such event, I would have no right to any award thereunder. I further acknowledge and agree that even if the SLTIP is not terminated, there is no guarantee of any award being paid out to participants under the SLTIP.

I understand and acknowledge that all other Company benefits (including 401(k), short-term disability, long-term disability, noncontributory life insurance, etc.) will cease as of my termination date. All pay and other benefits under any Company plan, policy or procedure (including those referred to above) which are due and payable on account of my termination of employment or to which I may continue to be entitled as a terminated employee will be paid according to the terms of those plans, policies and procedures, as if my termination was an involuntary termination by the Company without cause. I further acknowledge, however, that the above-described individual severance pay and benefits cannot be considered in the calculation of retirement plan benefits under any Company plan.

     3. RELEASE. In consideration for the severance pay and benefits described above in Section 1 (collectively "the severance package"), I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge the Company, together with the Company's subsidiaries, shareholders, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including their respective directors, officers, employees, shareholders, partners and agents, past, present and future), and each of its and their respective successors and assigns (collectively, the "Releasees"), from any and all known or unknown actions, causes of action, claims or liabilities of any kind that have been or could be asserted against any of the Releasees arising out of or related to my employment with and/or separation from employment with the Company or any of the other Releasees, or any other occurrence up to and including the date of this Agreement, including but not limited to:

     (a) claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended ("ADEA"), the Employee Retirement Income Security Act, as amended, the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation and veteran status); and

     (b) claims, actions, causes of action or liabilities arising under any other federal, state, municipal or local statute, law, ordinance or regulation; and

     (c) any other claim whatsoever including, but not limited to, claims for severance pay (including but not limited to claims for severance pay and benefits and/or enhanced severance pay and benefits under the Merisant US, Inc. Severance Pay Plan), claims for

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     attorney's fees, claims based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees, but excluding (i) any rights arising under and claims for breach of this Agreement, (ii) the filing of an administrative charge of discrimination, (iii) any claims I may make under state workers' compensation or unemployment laws,
(iv) any rights to and claims for indemnification or as an insured under any D&O insurance policy in connection with my service as an officer, director, employee, plan trustee, plan administrator, agent or representative of Merisant or any of its subsidiaries or affiliates, and/or (v) any claims which by law I cannot waive.

     4. COVENANT NOT TO SUE. I agree never to sue any of the Releasees or become party to a lawsuit on the basis of any claim of any type whatsoever arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees, other than a lawsuit to challenge the validity of this Agreement under the ADEA. I further acknowledge and agree that if I breach this section by suing the Company, then
(a) the Company shall be entitled to apply for and receive an injunction to restrain my breach, (b) the Company shall not be obligated to continue the offering or payment of the severance package to me, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Agreement and defending against such lawsuit (including court costs, expenses and reasonable legal fees), and (d) as an alternative to (c), at the Company's option, I shall be obligated upon demand to repay to the Company all but $100 of the severance package paid or made available to me under this Agreement that exceeds the severance package to which I would have been entitled in the absence of this Agreement I shall not be deemed to be in breach of this section if I am part of a class in a class action against the Company so long as I am not actively participating in such class action or, if I in good faith bring an action that I believe falls within the exclusions set forth in clauses (i) through (v) or that is otherwise outside the scope of the release given in Section 3 above.

     5. COOPERATION AND NON-DISPARAGEMENT. After the termination of my employment, at the request of the Company, I will reasonably cooperate with, and assist the Company in any investigations, proceedings or actions relating to any matters in which I was involved or had knowledge while employed by the Company through October 31, 2003, and thereafter I will reasonably cooperate with such activities to the extent that the same does not interfere or conflict with the proper performance of my duties and responsibilities for any subsequent employer and do not require any unreasonable amount of time or effort on my part. The forgoing shall not require me to incur personal expense or use vacation time or holidays or take unpaid time off from any subsequent employment to provide cooperation and assistance to the Company. I will not to do or say anything, directly or indirectly, which in any way disparages the Company's management, products or business practices or otherwise reflects negatively upon the Company, and the Releasees will not do or say anything, directly or indirectly, which in any way disparages

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my management or job skills or performance or otherwise reflects negatively upon
me. The forgoing shall not preclude anyone from making statements believed to be truthful when giving testimony, when responding to a subpoena, in any pleading permitted hereunder, when being interviewed or questioned by a governmental authority or regulatory agency, or other similar circumstances.

     6. ADDITIONAL WAIVER. I further waive my right to any monetary recovery should any federal, state or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

     7. NO REEMPLOYMENT OR INJURY. I further promise not to seek reemployment with any of the Company or its subsidiaries unless personally solicited by one of them. I also acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.

     8. RETURN OF PROPERTY AND EXPENSE REIMBURSEMENT. Within seven (7) calendar days after the termination of my employment, I will return to the Company all Company property in my possession, custody or control, including but not limited to confidential Company information, computer equipment, software and credit cards. The Company will reimburse me for all reasonable expenses through my separation date, provided I submit appropriate expense reports detailing my expenses within thirty (30) days after my separation from employment. The foregoing thirty-day submission requirement does not apply to employee benefits such as medical benefits and my flexible spending account.

     9. CONFIDENTIALITY. I further agree that I will keep confidential all terms of this Agreement, including but not limited to the amount(s) and other specifics of the severance package discussed herein, as well as any proprietary information of the Company, except that I may make disclosures as I may reasonably deem necessary or appropriate to my family, to any tax authority or agency, and to my attorneys and financial and tax advisors. I may also make such disclosures as I may reasonably deem necessary or appropriate when giving testimony, when responding to a subpoena, in any pleading permitted hereunder, when being interviewed or questioned by a governmental authority or regulatory agency, or other similar circumstances. I acknowledge the Company's right to enforce this confidentiality provision in any court of competent jurisdiction. I further agree that if I breach this confidentiality provision, the Company will be irreparably harmed as a matter of law and will be entitled to immediate injunctive relief, plus its reasonable attorneys' fees incurred in enforcing this provision, and, if the breach was wilful and material, I may be obligated upon demand to repay to the Company all but $100 of the amounts paid or made available to me under this Agreement.

     10. TIME PERIODS. I acknowledge that I have been given at least 21 days to consider this Agreement thoroughly and I was encouraged to consult with my personal attorney, if desired, before signing below. I understand that I may revoke this Agreement within seven days

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after signing it. Any revocation must be made in writing and submitted within the seven-day period to Etienne Veber. I further understand that if I revoke this Agreement, I am not entitled to receive the severance package described in
Section 2.

     11. INDIVIDUAL AGREEMENT. I acknowledge that this Agreement has been individually negotiated between the Company and me and is not part of or otherwise connected with any voluntary or involuntary group termination program.

     12. CONSIDERATION. I also understand that the severance package that I will receive from the Company in exchange for signing and not later revoking this Agreement is in addition to anything of value to which I already am entitled to receive from the Company or any of the Releasees.

     13. SEVERABILITY. I acknowledge and agree that if any term of this Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable, that term shall be severed from this Agreement, and the remainder of this Agreement shall continue in full force and effect.

     14. GOVERNING LAW. This Agreement is deemed made and entered into in the State of Missouri, and in all respects shall be interpreted, enforced and governed under the laws of the State of Illinois. Any dispute under this Agreement shall be adjudicated by a court of competent jurisdiction in the State of Illinois.

     15. KNOWING AND VOLUNTARY AGREEMENT. I further acknowledge and agree that I have carefully read and fully understand all of the terms and conditions of this Voluntary Separation and Release Agreement and that I knowingly and voluntarily enter into this Agreement by signing below.


 /s/ Carl W. Warschausky                       /s/ Etienne J. Veber
--------------------------------         ---------------------------------------
        Carl W. Warschausky                    On behalf of Merisant US, Inc.

Date:  9/30/03                           Date:  9/30/03
     ---------------------------              ----------------------------------


PLEASE RETURN THIS AGREEMENT TO ETIENNE VEBER. Any written revocation should likewise be sent to Etienne Veber.

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